UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2017

Hines Global REIT, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Items

Special Distribution December 2017

In December 2017, the board of directors (the “Board”) of Hines Global REIT, Inc. (the “Company”) authorized the Company to declare a distribution of $1.05 per share to all stockholders of record as of December 30, 2017, to be funded in part from the net proceeds received from the strategic sale of six assets during 2017. The distribution will be designated by the Company as a special distribution which represents a return of a portion of the stockholders’ invested capital from sales of investment property and, as such, will reduce their remaining investment in the Company. The special distribution is expected to be paid to stockholders in two cash payments in mid-January 2018; one payment will be allocated to the 2017 tax year and one payment will be allocated to the 2018 tax year. The designation of the distribution as a special distribution will not impact the tax treatment of the distribution to stockholders.

New Estimated Per Share Net Asset Value

As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2017, the Board determined a per share net asset value (“NAV”) of $10.03 as of December 31, 2016. The special distribution described above reduces the per share NAV by $1.05, resulting in a new estimated per share NAV of $8.98, effective December 30, 2017.

It is important to note that the prior estimated per share NAV of $10.03 was based on estimates of the value of the Company’s real estate investments, cash and other assets and debt and other liabilities as of December 31, 2016 and that no subsequent valuation has been undertaken by the Company. For a discussion of the methodology pursuant to which the prior estimated per share NAV was determined by the Board, please see the Company’s Current Report on Form 8-K filed with the SEC on February 28, 2017.

The new estimated per share NAV of $8.98 has been calculated as of a moment in time, and has only been updated to reflect the reduction that results from the declaration of the $1.05 per share special distribution. Accordingly, the reduction in the estimated per share NAV is a function of the designation of the special distribution as a partial return of stockholders’ investment in the Company and is not indicative of any new valuation of the Company’s real estate portfolio. Although the value of the Company’s common shares will fluctuate over time as a result of, among other things, developments related to individual assets, changes in the real estate and capital markets, additional sales of assets, the distribution of sales proceeds to the Company’s stockholders and changes in corporate policies such as the Company’s distribution level relative to earnings, the Company does not undertake to update the estimated per share NAV on a regular basis. As a result, stockholders should not rely on the estimated per share NAV as being an accurate measure of the then-current value of shares of the Company’s common stock in making a decision to buy or sell shares of the Company’s common stock, including whether to reinvest distributions by participating in the Company’s distribution reinvestment plan and whether to request redemption pursuant to the Company’s share redemption program. It is currently anticipated that the estimated per share NAV will next be determined in the first quarter of 2018.

Statements in this Current Report on Form 8-K, including, but not limited to, intentions, beliefs, expectations or projections relating to the timing and payment of distributions, the per share NAV and assumptions made in determining the per share NAV, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and its other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

December 29, 2017	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer